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                                                                   EXHIBIT 10.17

                                                                 EXECUTION COPY

                             ISSUER OPTION AGREEMENT


         This Issuer Option Agreement (this "Agreement") is made and entered into effective this 10th day of April, 2000, by and among eVentures Group, Inc., a Delaware corporation (the "Company"), and Mitchell C. Arthur (the "Stockholder") on the terms and conditions set forth below:

         WHEREAS, the Stockholder is currently the owner of 1,550,000 shares of common stock of the Company, par value $0.00002 per share ("Common Stock");

         WHEREAS, the Stockholder wishes to grant an option to the Company to purchase 400,000 shares of Common Stock owned by him, subject to the adjustments set forth in this Agreement (the "Option Shares");

         WHEREAS, the Company wishes to purchase, and the Stockholder wishes to grant to the Company, an option to purchase the Option Shares from the Stockholder;

         NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

         1. Grant of Option. Upon the terms and subject to the conditions contained in this Agreement, the Company is entitled, upon written notification to the Stockholder as provided in Section 6 below, to purchase from the Stockholder at one or more times prior to the Expiration Date (as defined below) a portion or all of the Option Shares for an exercise price (the "Exercise Price") of (a) $15.00 per Option Share for any exercise of the Option during the period from the date hereof to and including September 22, 2000; and (b) $20.00 per Option Share for any exercise of the Option during the period from and including September 23, 2000 to and including September 22, 2001 (the "Option"). The Option may be exercised one or more times until all Option Shares have been transferred to the Company.

         2. Purchase Price for Option. The purchase price for the Option shall be $100,000 (the "Purchase Price"). The Company shall pay the Purchase Price on the date two days after the date hereof by wire transfer in immediately available funds to an account designated in writing to the Company by the Stockholder prior to the date hereof.

         3. Expiration of Option. The Option shall expire at 11:59 p.m. on September 22, 2001, Central Time (United States) (the "Expiration Time").

         4. Exercise of Option. The Option may not be exercised:

               (a) during any period that the Company is engaged in a "distribution" as that term is defined in Regulation M promulgated under the Securities Exchange Act of 1934 ("Regulation M");






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               (b) during any period that the Stockholder is a "distribution participant" or an "affiliated purchaser" as those terms are defined in Regulation M;

               (c) during any "restricted period" or "reference period", as those terms are defined in Regulation M; or

               (d) at any time the independent bid price on the Nasdaq (as defined in Regulation M) stock market for shares of Common Stock (or other market if the Common Stock is not trading on the Nasdaq) is less than the Exercise Price then in effect under this Agreement.

         5. Adjustment of Option Shares. The number of Option Shares shall be subject to adjustment as follows:

               (a) If the Company:

                              (i) pays a dividend or makes a distribution on its
               Common Stock in shares of its Common Stock;

                              (ii) subdivides its outstanding shares of Common
               Stock into a greater number of shares;

                              (iii) combines its outstanding shares of Common
               Stock into a smaller number of shares;

                              (iv) makes a distribution on its Common Stock in
               shares of its capital stock other than Common Stock; or

                              (v) issues by reclassification of its Common Stock
               any shares of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation),

         then the Option Shares immediately prior to such action shall be adjusted to apply to the aggregate number and kind of shares of Common Stock (or such shares of capital stock other than Common Stock) of the Company that the Company would have owned immediately following such action if the Company had exercised the Option immediately prior to such action.

               (b) The adjustment shall become effective on the record date in the case of a dividend or distribution and on the effective date in the case of a subdivision, combination or reclassification.

               (c) Whenever the number of Option Shares is adjusted under this
Section 5, the Company shall promptly mail to the Stockholder a notice of such adjustment.





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         6. Exercise Procedures; Closing.

               (a) To exercise the Option with respect to all Option Shares held by the Stockholder, the Company shall deliver a notice to the Stockholder, prior to the Expiration Time, indicating that the Company wishes to exercise the Option for all Option Shares held by the Stockholder, and stating that the Stockholder is to deliver all Option Shares held by the Stockholder.

               (b) To exercise the Option with respect to a portion of the Option Shares, the Company shall deliver a notice to the Stockholder, prior to the Exercise Time, indicating that the Company wishes to exercise the Option for less than all Option Shares and specifying how many Option Shares are to be delivered by the Stockholder.

               (c) Within five days of delivery of such notice pursuant to
Section 6(a) or (b), the Company and the Stockholder shall agree upon a date for the delivery of Option Shares and payment of the exercise price being paid therefor (the "Closing"), which shall not be later than ten days from the date of delivery of such notice. At the Closing, the Company shall tender the exercise price by wire transfer or cashier's check upon delivery of certificates representing such number of Option Shares for which the Option has been exercised.

               (d) If the Company exercises the Option for less than all Option Shares and the Stockholder delivers a certificate or certificates representing shares in excess of the number of Option Shares for which the Option has been exercised (the "Excess Shares"), upon delivery of such certificate or certificates the Company shall or shall cause its transfer agent to issue a new certificate to the Stockholder representing the Excess Shares.

               (e) The Stockholder shall execute such documents and take such actions as may be necessary to effectuate the transfer of Option Shares to the Company upon an exercise of the Option.

         7. Pro Rata Exercise. The Stockholder acknowledges that the Company is entering into option agreements with other stockholders on the same terms as this Agreement and that the Company intends to exercise the Option and the options under the other option agreements in equal amounts pro rata among the stockholders.

         8. Stop Transfer Order. The Stockholder acknowledges that the Company may register a stop transfer order in respect of transfers of the Option Shares other than to the Company in the books and records of the Company which shall be effective until the Expiration Time.

         9. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows, as of the date hereof and each Closing:

               (a) The Stockholder has good and marketable title to the Option Shares, free and clear of all liens, encumbrances, claims, rights of first refusal, options, security interests,







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charges, pledges or restrictions on transfer of any nature whatsoever
(collectively, "Encumbrances"), with the exception of restrictions of transfer set forth in the Registration Rights Agreement, dated September 22, 1999, between the Company and certain stockholders of the Company, including the Stockholder. Other than this Agreement, there is no subscription, option, warrant, call, right, agreement or commitment relating to the sale, delivery or transfer by either of them of the Option Shares. Upon the sale of the Option Shares to the Company at a Closing, the Stockholder will transfer to the Company the entire legal and beneficial interest in all Option Shares being delivered at such Closing, free and clear of any Encumbrances. The Stockholder is not a party to any agreement or understanding with respect to the voting, control or beneficial ownership of the Option Shares, nor is a proxy in effect for any of the Option Shares.

               (b) This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               (c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Stockholder is required in connection with the consummation of the transactions contemplated by this Agreement.

               (d) The execution, delivery and performance of this Agreement does not and will not violate (i) with or without notice or the lapse of time, the terms of any contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Stockholder is a party or (ii) any judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Stockholder.

         10. Representations and Warranties of the Company; Transfers. The Company hereby represents and warrants to the Stockholder, as of the date hereof and each Closing, that this Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company will not transfer, assign or pledge this Agreement in a manner which violates the Securities Act of 1933 or any other applicable laws.

         11. Indemnification. The Stockholder hereby agrees to indemnify, defend and hold harmless the Company against and in respect of any and all Indemnified Damages (as defined below) that result to the Company from (i) any breach or inaccuracy of any representation or






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warranty or any material omission made by the Stockholder in or pursuant to this
Agreement, and (ii) any breach or default in the performance by the Stockholder of any of the obligations to be performed by the Stockholder hereunder. For purposes of this Section 11, the term "Indemnified Damages" means any and all claims, actions, demands, losses, costs, expenses, liabilities, penalties, and other damages, including without limitation, reasonable attorneys' fees and other costs and expenses reasonably incurred in investigating or attempting to avoid same, in opposing the imposition of the same, and/or in enforcing this indemnity. The Stockholder shall obtain the prior written consent of the Company, which shall not be unreasonably withheld, before ceasing to defend against such claim or entering into any settlement, adjustment, or compromise of such claim unless such settlement, adjustment, or compromise involves only the payment of monetary consideration by the Stockholder and does not involve any admission of fact that might have a material adverse effect on the future business or operations of the Company or that might reasonably prejudice the Company in subsequent or other litigation. The Stockholder shall reimburse the Company on demand for any payment made or damages sustained by the Company at any time after a Closing, whether based upon the judgment of any court of competent jurisdiction, pursuant to a bona fide compromise or settlement of claims, demands or actions, or otherwise in respect of any Indemnified Damages.

         12. Miscellaneous.

               (a) All notices given, and payments made, hereunder shall be effectuated by either personal delivery or certified mail, postage prepaid, return receipt requested, addressed as follows:

               If to the Company, to:

                     eVentures Group, Inc.
                     One Evertrust Plaza, 8th Floor
                     Jersey City, New Jersey  07302
                     Attention: Vice President and Chief Financial Officer
                     Telephone: (201) 200-5515
                     Facsimile Number: (201) 200-5532

               with a copy to:

                     eVentures Group, Inc.
                     c/o HW Partners, L.P.
                     1601 Elm Street, 40th Floor
                     Dallas, Texas  75201
                     Attention: General Counsel
                     Telephone:  (214) 720-1608
                     Facsimile Number:  (214) 720-1667






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               If to the Stockholder, to:

                     AxisTel Communications, Inc.
                     One Evertrust Plaza, 8th Floor
                     Jersey City, New Jersey  07302
                     Telephone:  (201) 200-5515
                     Facsimile Number:  (201) 200-5532

               (b) All representations and warranties of the Stockholder and the Company contained in or made pursuant to this Agreement shall be deemed to be material and shall be deemed to have been relied upon by the party to whom such representations and warranties are made, as a material inducement to enter into and close this Agreement and to consummate the transfer of the Option Shares. The representations and warranties of the Stockholder and the Company contained in this Agreement shall survive the execution and delivery of this Agreement and any Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Stockholder or the Company.


               (c) The Company may assign all of its rights under this Agreement at any time, including the right to exercise the Option, without the consent of the Stockholder, provided that any assignment is made in compliance with all applicable securities laws. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, including any transferee of Option Shares.

               (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               (e) This Agreement contains the entire agreement of the parties with respect to the option described herein, and supersedes all prior and contemporaneous oral or written agreements, understandings, and the like among the parties. There shall be no modification or amendment of this Agreement, nor any waiver of any rights under this Agreement, unless expressly embodied in a writing signed by the party to be charged.

               (f) If one or more of the provisions of this Agreement or any part of any provision of this Agreement is deemed to be void, voidable or unenforceable for any reason, the remaining provisions or parts of a provision will be severable therefrom and remain in full force and effect.

               (g) In the event of any demand, action or proceeding arising out of this Agreement, the prevailing party shall be entitled to an award of attorneys' fees, costs and expenses (whether or not considered taxable costs) in addition to any other relief to which he or she may be entitled.







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               (h) The Stockholder acknowledges that monetary damages would not be an adequate remedy for a failure by the Stockholder to deliver the Option Shares as provided herein, and agree that the Company shall be entitled to seek specific performance in such event.

               (i) Any dispute related to or arising out of this Agreement shall be resolved by binding arbitration before, and pursuant to the rules of, the American Arbitration Association in New York, New York.


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Dated: April 24, 2000                       /s/ Barrett N. Wissman    President
                                         --------------------------------------
                                            eVentures Group, Inc.



Dated: April 10, 2000                       /s/ Mitchell C. Arthur
                                         --------------------------------------
                                         Mitchell C. Arthur






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